Exhibit 5.1

DLA Piper LLP (US) 1251 Avenue of the Americas 27th Floor New York, New York 10020-1104 www.dlapiper.com

May 31, 2023

Board of Directors
Tilray Brands, Inc.
265 Talbot Street West
Leamington, Ontario, Canada

Tilray Brands, Inc.
$150,000,000 Aggregate Principal Amount of 5.20% Senior Convertible Notes due 2027

Ladies and Gentlemen:

We have acted as counsel to Tilray Brands, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $150,000,000 aggregate principal amount of 5.20% Senior Convertible Notes due 2027 (the “Securities”) of the Company, which Securities are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the terms of an Underwriting Agreement, dated May 25, 2023 (the “Underwriting Agreement”), by and among the Company and Jefferies LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The Securities are to be issued pursuant to an indenture dated as of May 31, 2023 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture, dated as of May 31, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)
the Certificate of Incorporation of the Company, as amended and restated;

(b)
the Amended and Restated Bylaws of the Company, as amended and restated and currently in effect;

(c)
copies of resolutions or consents duly adopted by the Board of Directors of the Company, dated September 1, 2022, as modified by resolutions of the Board of Directors on May 25, 2023, and resolutions duly adopted by the Pricing Committee of the Board of Directors on May 25, 2023 relating to, among other things, the registration, issuance and sale of the Securities and the price therefor to be paid to the Company by the Underwriters (collectively, the “Resolutions”) as certified by the Secretary of the Company on the date hereof;

(d)
the Company’s registration statement on Form S-3 (Registration No. 333-267788), as filed with the Securities and Exchange Commission (the “Commission”) (such registration statement, as amended and including the documents incorporated or deemed to be incorporated by reference therein, the “Registration Statement”);

(e)
the Company’s prospectus supplement related to the Registration Statement, dated May 25, 2023, as filed with the Commission on May 30, 2023, pursuant to Rule 424(b) and Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”) (together with the Company’s base prospectus related to the Registration Statement dated October 7, 2022, including the documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”);

(f)
an executed copy of the Underwriting Agreement;

(g)
an executed copy of the Indenture;

(h)
the form of the definitive global note representing the Securities;

(i)
an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters;

Board of Directors
Tilray Brands, Inc.
May 31, 2023

(j)
the certificate as to the existence and good standing of the Company in the State of Delaware dated May 31, 2023; and

(k)
such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company (except as expressed in our opinion below).

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

1.
the Securities are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and, when authenticated by the Trustee in accordance with the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered by the Company in accordance with the terms of the Underwriting Agreement against payment therefor in accordance with the Resolutions and the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company under New York law, enforceable against the Company under New York law in accordance with their terms, and will be entitled to the benefits of the Indenture.

2.
The issuance of the Common Stock upon conversion of the Securities has been duly authorized by all necessary corporate action on the part of the Company, and, assuming the conditions for conversion have been satisfied, upon issuance and delivery upon the conversion of the Securities in the manner contemplated by the Securities, the Indenture and the Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

Our opinion in paragraph 1 is subject to the following additional assumptions and qualifications:

(a)
Enforceability is subject to, and may be limited by: (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws affecting creditors’ rights generally, including, without limitation, laws regarding fraudulent conveyances and preferential transfers; (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity); (iii) any statute, decision or rule of law prohibiting or limiting the exercise of simultaneous remedies; and (iv) limitations or qualifications on the enforcement of certain rights, remedies, waivers and other provisions by the jurisdiction in which enforcement thereof is sought.

(b)
Further, we express no opinion on any provision contained in the Indenture or the Securities (i) relating to indemnification or contribution which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation), or that purports to release, exculpate or exempt a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct; (ii) purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees; (iii) relating to consents to or restrictions upon governing law; (iv) regarding consent to service, jurisdiction, venue or forum of any claim, demand, action or cause of action arising under or related to the Indenture, the Securities or the transactions contemplated therein, which may not be binding on the courts in the forums selected or excluded; (v) purporting to waive certain rights or defenses, including the waiver by any party of the right to trial by jury, to the extent that such a waiver is deemed to violate public policy; (vi) that requires waiver or amendments to be made only in writing, or (vii) regarding the severability, if invalid, of provisions of such agreements.

Board of Directors
Tilray Brands, Inc.
May 31, 2023

(c)
We express no opinion with respect to the validity, legally binding effect or enforceability of any provision in the Indenture or the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

We do not purport to express any opinion on any laws other than (i) Delaware General Corporation Law, as amended, (ii) the laws of the State of New York (excluding state securities or blue sky laws), and (iii) the federal laws of the United States of America.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement in accordance with the requirements of Form S-3 and the rules and regulations promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,
/s/ DLA Piper LLP (US)